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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts", "Summary Consolidated Financial Information", "Selected Consolidated Financial Information" and to the use of our report dated February 20, 1995, on the financial statements of Harbin Bearing General Factory, and our report dated April 5, 1996, on the consolidated financial statements of Sunbase Asia, Inc. in the Registration Statement (From S-1) and related Prospectus of Sunbase Asia, Inc. for the registration of 1,000,000 shares of its common stock.

                                                                  Ernst & Young


Hong Kong

October 22, 1996